Annex A

                         AGREEMENT AND PLAN OF MERGER OF
                        DYNCORP MANAGEMENT RESOURCES INC.
                     WITH AND INTO NEWPORT ACQUISITION CORP.


         AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of April 25, 2001 by and between DynCorp Management Resources Inc. (the "Company"), a Virginia corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190, Tekinsight.com, Inc. ("Newco Parent"), a Delaware corporation having its principal executive office at 18881 Von Karman Avenue, Suite 250, Irvine, California 92612, DynCorp ("Company Parent"), a Delaware corporation having its principal executive office at 11710 Plaza America Drive, Reston, Virginia 20190 and Newport Acquisition Corp. ("Newco"), a Delaware corporation and a direct wholly owned subsidiary of Newco Parent, having its principal executive office at 18881 Von Karman Avenue, Suite 250, Irvine, California 92612.


                                   WITNESSETH

         WHEREAS, the respective Boards of Directors of the Company, Company Parent Newco and Newco Parent deem the merger of the Company with and into Newco, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of the Company, Company Parent, Newco and Newco Parent have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith ("Reorganization Agreement");

         WHEREAS, the Plan of Merger has been adopted by the unanimous consent of the shareholders of the Company and Newco; and

         WHEREAS, the parties hereto intend that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("the Code").

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

I.       MERGER

         Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Newco, pursuant to the provisions of, and with the effect provided in the Delaware General Corporation Law and the Code of Virginia (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of the Company shall cease and Newco, as the


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surviving entity, shall continue unaffected and unimpaired by the Merger. (Newco as existing at and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation").

II.      CERTIFICATE OF INCORPORATION AND BY-LAWS

         The Certificate of Incorporation and the Bylaws of Newco in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

III.     BOARD OF DIRECTORS

         The directors and officers of the Surviving Corporation shall be the officers and directors of Newco in office immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

IV.      CAPITAL

         At the Effective Time, all of the shares of capital stock of Newco issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by virtue of the Merger and shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

V.       INITIAL CONVERSION AND EXCHANGE OF COMPANY SHARES

         1. Merger Consideration. At the Effective Time, all of the outstanding common stock of the Company, par value $1.00 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (subject to Section 6 of this Article 5), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the Initial Merger Consideration (as defined below) and the right to receive the Additional Merger Consideration (as defined below) and Newco Parent shall deliver certificates representing such Initial Merger Consideration to Company Parent. The Initial Merger consideration and the Additional Merger Consideration are collectively referred to herein as the "Merger Consideration."

         2. Initial Merger Consideration. The Initial Merger Consideration shall be a number of shares of Class B common stock of Newco Parent, par value $0.0001 per share ("Newco Parent Class B Stock"), equal to two-thirds of the number of Newco Parent Outstanding Share Equivalents (as defined below) outstanding immediately prior to the Effective Time. The "Newco Parent Outstanding Share Equivalents" shall mean all outstanding shares of common stock of Newco Parent, plus all shares of common stock of Newco Parent that may be issued upon conversion, redemption or exchange of or otherwise with respect to any outstanding shares of preferred stock of Newco Parent, BugSolver.Com, Inc. or any other company that was a Subsidiary of Newco Parent at the time of issuance of such shares.

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         3. Treasury Stock. At the Effective Time, all shares of Company Common
Stock held in the treasury of the Company shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

         4. Stock Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made or recognized. If, after the Effective Time, certificates representing such shares are presented for transfer to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided herein.

         5. Changes in Newco Parent Common Stock. In the event that prior to the Effective Time, the outstanding shares of common stock shall of any class or series of Newco Parent have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Newco Parent's capitalization, then an appropriate and proportionate adjustment shall be made to the Merger Consideration.

         6. Fractional Shares. Notwithstanding any other provision hereof, each holder of shares of Company Common Stock who would otherwise have been entitled to receive pursuant to this Article 5 a fraction of a share of Newco Parent Class B Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fraction of a share of Newco Parent Class B Stock multiplied by the market value (as defined below) of Newco Parent Class A Stock (as defined below). The "market value" of Newco Parent Class B Stock shall be the last reported sale price of the Newco Parent Common Stock on the Nasdaq Small Cap Market for the trading day immediately preceding the date on which the Effective Time occurs. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of such fractional share.

         7. Lost, Stolen or Destroyed Certificates. In the event any certificate representing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Newco Parent, the posting by such person of a bond in such amount as Newco Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, Newco Parent will issue in exchange for such lost, stolen or destroyed certificate the shares of Newco Parent Class B Stock constituting the Merger Consideration and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan of Merger.

VI.      ADDITIONAL ISSUANCES OF NEWCO PARENT CLASS B STOCK

         1. Dilutive Issuances. Subject to Article VI, Section 9 below, if and whenever on or after the Effective Time, Newco Parent issues or sells any shares of its Class A common stock, par value $0.0001 per share ("Newco Parent Class A Stock"), pursuant to any Stock Equivalents (as defined below) at a price per share less than the per share Fair Market Value (as defined below) of the Newco Parent Class A Stock at the

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time of issue or sale, then upon such issue or sale (a "Dilutive Issuance"),
Newco shall issue to Company Parent for no additional consideration such number of shares of Newco Parent Class B Stock as equal the Additional Merger Consideration (as defined below) with respect to such Dilutive Issuance. Newco shall issue such Additional Merger Consideration and deliver the corresponding Newco Parent Class B Stock certificate within 90 days after the Dilutive Issuance but in any event prior to the first Trigger Date after such Dilutive Issuance.

         2. Issuance. The issuance of certificates for shares of Newco Parent Class B Stock issued under this Article VI will be made without charge to Company Parent for any issuance tax in respect thereof or other cost incurred by Newco Parent in connection with such issuance of shares of Newco Parent Class B Stock. Each share of Newco Parent Class B Stock issued hereunder will be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

         3. Reservation of Newco Parent Class B Stock. Newco Parent shall at all times reserve and keep available out of its authorized but unissued shares of Newco Parent Class B Stock solely for the purpose of issuance hereunder, such number of shares of Newco Parent Class B Stock as may be issuable hereunder, subject to Section 9 of this Article VI. Newco Parent shall take all such actions as may be necessary to assure that all such shares of Newco Parent Class B Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Newco Parent Common Stock may be listed.

         4. Fractional Shares. If the determination of the Additional Merger Consideration has the result that a fractional share of Class B Stock would be issuable, Newco Parent will at the time of the issuance of the Additional Merger Consideration, deliver to Company Parent cash in lieu of such fractional share in an amount equal to the Fair Market Value of the Newco Parent Class A Stock into which such fractional shares are convertible.

         5. Determination of Consideration Received. If any shares of Newco Parent Class A Stock are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by Newco Parent. In case any shares of Newco Parent Class A Stock are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by Newco Parent will be the fair market value of such consideration. If such consideration is in the form a security traded in a market identified in the definition of Fair Market Value below, then the fair market value of such security shall be its Fair Market Value. If such consideration is neither cash nor in the form a security defined in the immediately preceding sentence, then its fair market value shall be determined by agreement between Newco Parent and Company Parent or, failing such agreement, by an independent appraiser appointed by agreement of Newco Parent and Company Parent.

         6. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Newco Parent's assets to another Person or other transaction which is

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effected in such a way that holders of Newco Parent Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Newco Parent Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, Newco Parent will make appropriate provision (in form and substance reasonably satisfactory to Company Parent) with respect to Company Parent's rights and interests to ensure that the provisions of this Article VI will be applicable with respect to shares of stock, securities or assets issued in connection with the Organic Change, or payable as a result of the Organic Change with respect to or in exchange for shares of Newco Parent Common Stock, in each case in respect of Stock Equivalents. Newco Parent will not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than Newco Parent) resulting from such Organic Change or the corporation purchasing such assets in the Organic Change agrees by written instrument (in form and substance reasonably satisfactory to Company Parent) to issue to Company Parent shares of capital stock of the successor entity with respect to Stock
Equivalents of the successor entity received in exchange for, as a result of a conversion of, Stock Equivalents that are subject to the provisions hereof, on equivalent terms as herein.

         7. Notices. Immediately upon any Dilutive Issuance, Newco Parent will give written notice thereof to Company Parent, setting forth in reasonable detail the terms of the Dilutive Issuance and certifying the calculation of the Additional Merger Consideration to be issued to Company Parent. Newco Parent will also give written notice to Company Parent at least 20 days prior to any Trigger Event.

         8. Definitions. All Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Reorganization Agreement. As used in this Article VI, the following terms have meanings set forth below:


         "Additional Merger Consideration" means, with respect to a Dilutive Issuance, such number of shares of Newco Parent Class B Stock that equal forty percent (40%) of the quotient obtained by dividing (a) (i) the aggregate of the Fair Market Value per share of the Newco Parent Class A Stock issued in the Dilutive Issuance minus (ii) the net consideration received by Newco Parent (determined in accordance with Article VI, Section 5) by (b) the Fair Market Value per share of the Newco Parent Class A Stock at the time of the Dilutive Issuance.

         "Fair Market Value" of any security means the closing price of such security's sales on the principal domestic securities market (including Nasdaq) on which such security may at the time be listed, or if there has been no such sales on any measuring day, the average of the highest bid and lowest asked prices on such market at the end of the day, or, if on any measuring day such security is not so listed, the average of the hightest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which "Fair Market Value" is being determined and the 29 consecutive business days prior to such day.

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         "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Stock Equivalents" means any option, warrant, right or similar security or claim, outstanding at the Effective Time, exercisable into, exchangeable for, or convertible into shares of Newco Parent Common Stock or securities that are exercisable into, exchangeable for, or convertible into Newco Parent Common Stock, excluding stock options covering not more than 2,000,000 shares of Newco Parent Class A Stock granted to employees of Newco Parent pursuant to its 1992 Stock Option Plan and excluding any shares of preferred stock of Newco or Newco Parent used to calculate the number of Newco Parent Outstanding Share Equivalents.

         "Trigger Event" means any of the following: (i) the date on which Newco Parent closes its books or takes a record (A) with respect to any dividend or distribution upon Newco Parent Common Stock or (B) for determining rights of stockholders to vote with respect to any matter at any annual or special meeting of stockholders of Newco Parent or (ii) the date on which any Organic Change, dissolution or liquidation will take place.

         9. Restrictions. Notwithstanding anything hereto to the contrary, (i) no issuance of Additional Merger Consideration shall be made after the fifth anniversary of the Effective Time, (ii) in no event shall the numbers of shares of Newco Parent Class B Stock issued as Additional Merger Consideration exceed the number of shares of Newco Parent Class B Stock issued as Initial Merger Consideration, each as adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Newco Parent's capitalization, and (iii) Company Parent may not assign its right to receive the Additional Merger Consideration (other than by operation of law).


VII.     EFFECTIVE TIME OF THE MERGER

         A certificate of merger evidencing the transactions contemplated herein shall be delivered to the Delaware Secretary of State for filing and articles of merger evidencing the transactions contemplated herein shall be delivered to the State Corporation Commission of Virginia, each as provided in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such certificate of merger and articles of merger (such date and time being herein referred to as the "Effective Time").

VIII.    CONDITIONS PRECEDENT

         The obligations of the Company, Company Parent, Newco and Newco Parent to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions to the obligations of such person set forth in
Article V of the Reorganization Agreement.

IX.      TERMINATION

         Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of the Company or Newco, this Plan

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of Merger may be terminated and the Merger abandoned as provided in the
Reorganization Agreement.

X.       MISCELLANEOUS

         1. This Plan of Merger may be amended or supplemented at any time prior to the Effective Time by mutual agreement of the Company, Company Parent, Newco and Newco Parent. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby.

         2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

         3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

         4. This Plan of Merger shall be governed by and construed in accordance with the laws of Delaware applicable to the internal affairs of the Company and Newco.

         5. This Plan of Merger, taken together with the Reorganization Agreement, shall constitute a plan of reorganization within the meaning of
Section 1.368-2(g) of the Treasury Regulations promulgated under the Code.

         [Remainder of this page left intentionally blank.]

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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                               DYNCORP MANAGEMENT
                               RESOURCES INC.



                               By/s/David L. Reichardt
                                 -----------------------------------------------
                                  Name: David L. Reichardt
                                  Title:Senior Vice President



                               NEWPORT ACQUISITION CORP.



                               By/s/Steven J. Ross
                                 -----------------------------------------------
                                  Name: Steven J. Ross
                                  Title:Chief Executive Officer




                               TEKINSIGHT.COM, INC.



                               By/s/Steven J. Ross
                                 -----------------------------------------------
                                  Name: Steven J. Ross
                                  Title:Chief Executive Officer




                                DYNCORP



                                By/s/David L. Reichardt
                                 -----------------------------------------------
                                  Name: David L. Reichardt
                                  Title:Senior Vice President